THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH WARRANTS AND SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                     SCOOP, INC.
                   (formerly Karlsson-DelRey Communications, Inc.)


                                       WARRANT


                                DATED:  June __, 1996

                                   ----------------

Holder:

Number of Warrants:  66,667

                                   ----------------


         THIS CERTIFIES THAT Holder is the owner of the number of Warrants (the "Warrants") set forth above of SCOOP, INC., a California corporation formerly known as Karlsson-DelRey Communications, Inc. (hereinafter called the "Company"). Each Warrant entitles the registered holder to purchase for $2.55 in cash one share of Common Stock of the Company ("Common Stock"). This Warrant is issued in connection with an offering by the Company of Warrants to purchase 200,000 shares of the Company's Common Stock to an aggregate of three consultants pursuant to the provisions of those certain Corporate Development Agreements, of even date herewith, between the Company and each of the Holder and such two other consultants (the "Offering").

         For purposes of this Warrant, the term "Holder Affiliate" means: (i) Holder or any entity controlled by or under common control with Holder; or (ii) a grantor trust established by or on behalf of Holder. For purposes hereof, a person shall be deemed to have "control" of an entity if such person is the owner of a majority voting interest in such entity.

         For purposes of this Warrant, the term "Majority of the Warrant Shares" means the record holders of more than 50% of the Warrant Shares originally underlying this Warrant and all other Warrants issued in connection with the Offering (assuming the exercise in full of all such Warrants).

         For purposes of this Warrant, the term "Public Offering" means a firmly underwritten offering of Common Stock by the Company that is registered on Form S-1 or Form SB-2 under the Act.

         For purposes of this Warrant, the term "Warrant Shares" means the shares of Common Stock purchasable hereunder.

         1. RIGHT TO EXERCISE WARRANTS. The rights represented by this Warrant may be exercised at any time commencing as of the date hereof (the "Initial Exercise Date"), and terminating at 5:00 p.m., Los Angeles time, sixty
(60) months after the Initial Exercise Date.

         2. EXERCISE OF WARRANTS. Subject to Section 1 and the other provisions of this Warrant, the rights represented by this Warrant may be exercised by: (i) surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to Holder at the address of Holder appearing on the books of the Company); and (ii) payment by means of a personal check to the Company of the exercise price for the number of shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date the Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Section 2, and the person or persons in whose name or names the certificates for shares of Common Stock shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock at that time and date. The certificates for the Common Stock so purchased shall be delivered to Holder within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Warrant shall have been so exercised, and shall bear a legend substantially similar to the following restrictive legend:

         "This security has not been registered under the Securities Act of 1933, as amended, and may not be sold or offered for sale unless registered under said Act and any applicable state's securities laws or unless the Company has received an opinion of counsel satisfactory to the Company that such registration is not required."

         3. ASSIGNMENT. This Warrant may be transferred, sold, assigned or hypothecated, only pursuant to a valid and effective registration statement or if the Company has received from counsel to the Company (or from counsel to the Holder that is reasonably acceptable to the Company) a written opinion, in a form reasonably acceptable to the Company, to the effect that registration of the Warrant or the Common Stock underlying the Warrant is not necessary in connection with such transfer, sale, assignment or hypothecation. Any such assignment shall be effected by Holder by: (i) executing the form of assignment at the end hereof;

(ii) surrendering the Warrant for cancellation at the office or agency of the Company referred to in Section 1 hereof, accompanied by the opinion of counsel to the Company referred to above; and (iii) delivery to the Company of a statement by the transferee Holder (in a form acceptable to the Company and its counsel) that such Warrant is being acquired by such Holder for investment and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by Holder (including Holder) new Warrants representing in the aggregate rights to purchase the same number of Warrant Shares as are purchasable under the Warrant surrendered. The term "Holder" shall be deemed to include any person to whom this Warrant is transferred in accordance with the terms hereof.

         4. REGISTRATION RIGHTS. The Holder will have the following registration rights with respect to the Warrant Shares:

              a. DEMAND REGISTRATION. At any time commencing on the day following the day on which the Company completes an initial Public Offering in which the Holder is not entitled to participate as a selling shareholder by the underwriter thereof and expiring two (2) years thereafter, record holders of at least a Majority of the Warrant Shares shall have the right (which right is in addition to the registration rights under Section 4b. hereof), exercisable by written notice to the Company, to have the Company prepare, file and use its best efforts to have declared effective by the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for such holders, if any, in order to comply with the provisions of the Act and any applicable blue sky laws, so as to permit the public sale by the holders of the Warrant Shares owned and held of record by such holders at the time of exercise of such registration rights for a period of twelve (12) consecutive months. The Company covenants and agrees to give written notice of any registration request under this Section 4a. by any holders of a Majority of the Warrant Shares to all other registered holders of Warrant Shares within ten (10) days from the date of the receipt of any such registration request.

              b. PIGGY-BACK REGISTRATION. If at any time the Company proposes to register any of its securities under the Act (other than in connection with a merger, acquisition, exchange offer, redemption or pursuant to Form S-8 or a successor form) it will give written notice (the "Filing Notice") by certified mail, return receipt requested, at least twenty (20) days prior to the filing of each such registration statement to each holder of any Warrants or Warrant Shares of its intention to do so. Upon the written request of any record holder of any outstanding Warrants or Warrant Shares given within ten
(10) days after receipt of the Filing Notice to include any Warrant Shares owned by such holder in such proposed registration statement, the Company shall afford such holder the opportunity to have such Warrant Shares registered under such registration. The "piggy-back" registration rights described in this Section 4b. shall terminate at such time as the Warrant

Shares are saleable in one or more transactions pursuant to Rule 144 of the Securities Act. Any sales of Warrant Shares pursuant to such registration statement shall be effected through the underwriter of such registered offering, if any, and the holder of such Warrant Shares shall compensate the underwriter in accordance with such underwriter's customary compensation practices.

              Notwithstanding anything to the contrary contained in the provisions of this Section 4b., the Company shall have the right at any time after it shall have given written notice pursuant to this Section 4b. (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

              c.   LIMITATION ON REGISTRATION RIGHTS.

                   (1) Notwithstanding anything to the contrary contained in this Agreement: (A) the Company shall not be obligated to effect a registration pursuant to Section 4 of this Agreement during the period starting with the date ninety (90) days prior to the Company's estimated date of filing of, and ending on a date ninety (90) days following the effective date of, a registration statement pertaining to a Public Offering, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith; and (B) if the Company shall furnish Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligations to use its best efforts to file a registration statement on demand by the Holder shall be deferred for a period not to exceed ninety (90) days; provided, however, that the Company shall not obtain such a deferral more than once in any twelve (12) month period.

              d.   INDEMNIFICATION.

                   (1) The Company shall indemnify and hold harmless the Holder from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement filed by the Company under the Act by reason of this Section 4, any post-effective amendment to such registration statement, or any prospectus included therein, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the Holder (or the authorized representatives or agents of the Holder) expressly for use therein, which indemnification shall include each person, if any, who controls the Holder within the meaning of the

Act and each officer, director, employee and agent of the Holder; provided, however, that the indemnification in this Section 5d. with respect to any prospectus shall not inure to the benefit of the Holder (or to the benefit of any person controlling the Holder) on account of any such loss, claim, damage or liability arising from the sale of Warrants or Warrant Shares by the Holder, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to the Holder by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the Holder to the purchaser of such securities prior to such sale; and provided further, that the Company shall not be obligated to so indemnify the Holder or any other person referred to above unless the Holder or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the Registration Statement and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by the Holder expressly for use therein.

                   (2) If for any reason the indemnification provided for in the preceding subparagraph is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

              e.   EXPENSES OF REGISTRATION; PROSPECTUS DELIVERY.

                   (1) All expenses, filing fees and other costs incurred by the Company in connection with any registration of securities pursuant to this
Section 4 (exclusive of underwriting discounts and selling commissions applicable to any sale of registered securities) shall be borne by the Company.

                   (2) In the case of each registration effected by the Company pursuant to this Section 4, the Company will: (i) furnish to the holders of the Warrant Shares such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as such holders may reasonably request in order to facilitate the disposition of the Warrant Shares owned by them, and (ii) notify each holder of Warrant Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

              f. SALES ONLY THROUGH UNDERWRITER. Notwithstanding anything to the contrary contained in this Warrant, Holder acknowledges and agrees that, with the exception of private sales or transfers which are not effected through a broker-dealer, neither Holder nor any Holder Affiliate or any transferees or assignees of Holder or any Holder Affiliate will sell, pledge, assign or otherwise transfer or hypothecate any of the Warrant Shares through any person or other entity other than such entity which is or shall be the Company's underwriter in a Public Offering, in which event such underwriter is to be compensated by the Holder, Holder Affiliate or such transferee or assignee in accordance with the underwriter's customary compensation practices.

         5. COMMON STOCK. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant and all other Warrants.

         6. NO STOCKHOLDER RIGHTS. This Warrant shall not entitle Holder to any voting rights or other rights as a stockholder of the Company.

         7. ADJUSTMENT OF RIGHTS. In the event that the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, appropriate adjustments in the number, kind and price of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the position of Holder upon exercise will be the same as it would have been had he owned immediately prior to the occurrence of such event the number of shares of Common Stock subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify Holder of the Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

         8. NOTICES. Unless applicable law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing. Assuming that the contents of a notice meet the requirements of the specific Section of this Warrant which mandates the giving of that notice, a notice shall be validly given or made to another party if served either personally or if mailed, postage prepaid, or if transmitted by telegraph, telecopy or other electronic written transmission device or if sent by overnight courier service, and if addressed to the applicable party as set forth below. If such notice, demand or other communication is served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, service shall be conclusively deemed given upon the earlier of receipt or seventy-two (72) hours after the deposit thereof in the United States mail, postage pre-paid. If such notice, demand or other communication is given by overnight courier, or electronic transmission, service shall be conclusively made at the time of confirmation of delivery. The addresses for Holder and the Company are as follows:

         If to Holder:



         If to the Company:       Scoop, Inc.
                                  1041 West 18th Street
                                  Suite 108
                                  Costa Mesa, CA  92627
                                  Attn:  Chief Executive Officer

Any party hereto may change his or its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the aforesaid manner to the other party hereto.

         9. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the internal laws of California.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer, and to be dated as of the date set forth above.

                                  SCOOP, INC. (formerly Karlsson-
                                  DelRey Communications, Inc.)


                                  By:
                                     --------------------------------
                                     Karl Karlsson, President and
                                     Chief Executive Officer

ACKNOWLEDGED, AGREED TO AND ACCEPTED:



------------------------------

                                    PURCHASE FORM

                     (To be signed only upon exercise of Warrant)


         The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant to exercise _________ Warrants for, and to the purchase thereunder, __________ shares of Common Stock and herewith makes payment of $__________ therefor, and requests that the certificates for shares of Common Stock be issued in the name(s) of, and delivered to, _______________ whose address(es) is (are)
_________________________.

         Dated: ____________, ____


                                  ------------------------------
                                  Name of Holder

                                  ------------------------------
                                  Number and Street

                                  ------------------------------
                                  City, State and Zip Code

                                    TRANSFER FORM

                     (To be signed only upon transfer of Warrant)


         For value received, the undersigned hereby sells, assigns, and transfers unto ___________________ the right to purchase shares of Common Stock represented by the attached Warrant in respect of _________ Warrants, and appoints _________________________ attorney to transfer such rights on the books of Scoop, Inc., with full power of substitution in the premises.

         Dated: ____________, ____


                                  ------------------------------
                                  Name of Holder

                                  ------------------------------
                                  Number and Street

                                  ------------------------------
                                  City, State and Zip Code

In the presence of:


------------------------------